Exhibit 99-d
                                                              Form 10-K for 1998
                                                                 File No. 1-8610



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 11-K



(Mark One)

     X ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

                  For the fiscal year ended December 31, 1998

                                       OR

        TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                      For the transition period from  to


                         Commission file number 1-8610


    A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


                  SNET BARGAINING UNIT RETIREMENT SAVINGS PLAN


    B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                           SBC COMMUNICATIONS INC.
              175 E. Houston Street, San Antonio, Texas 78205-2233

Form 11-K SBC Communications Inc.



                                  SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Employees' Benefit Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.







                                        SNET BARGAINING UNIT RETIREMENT
SAVINGS PLAN


                                        By Benefit Plan Committee


                                        By  /s/  Karen Jennings
                                            -----------------------------
                                            (Karen Jennings, Chairman)



June 28, 1999

                 SNET BARGAINING UNIT RETIREMENT SAVINGS PLAN

                 INDEX TO FINANCIAL STATEMENTS AND SCHEDULES




Report of Independent Public Accountants.

Statement of Net Assets  Available for Plan Benefits with Fund Information as of
  December 31, 1998.

Statement of Net Assets  Available for Plan Benefits with Fund Information as of
  December 31, 1997.

Statement  of  Changes  in Net  Assets  Available  for Plan  Benefits  with Fund
  Information for the Year Ended December 31, 1998.

Statement  of  Changes  in Net  Assets  Available  for Plan  Benefits  with Fund
  Information for the Year Ended December 31, 1997.

Notes to Financial Statements.

ITEM 27a - Schedule of Assets Held for Investment Purposes as of December 31, 1998.

ITEM 27d - Schedule of Reportable Transactions for the Year Ended December 31, 1998.

                        Report of Independent Auditors


To the Benefit Plan Committee of the
SNET Bargaining Unit Retirement Savings Plan

We have audited the accompanying statement of net assets available for plan benefits of the SNET Bargaining Unit Retirement Savings Plan as of December 31, 1998, and the related statement of changes in net assets available for plan benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the SNET Bargaining Unit Retirement Savings Plan for the year ended December 31, 1997, were audited by other auditors whose report dated
June 5, 1998, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1998, and the changes in its net assets available for benefits for the year then ended, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the 1998 financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1998, and reportable transactions for the year then ended, are presented for purpose of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and the changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to auditing procedures applied in our audit of the 1998 financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                          ERNST & YOUNG LLP

Stamford, Connecticut
May 26, 1999

SNET BARGAINING UNIT RETIREMENT SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
DECEMBER 31, 1998
(in Thousands)

                                      ESOP      Common     Interest   Domestic            International
                                     Shares     Shares      Income     Equity     Balanced    Equity    Participant
             ASSETS                   Fund     Fund (a)    Fund (a)   Fund (a)    Fund (a)   Fund (a)   Loan Fund     Total
----------------------------------  ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
Investments, at fair value:
   Common shares                    $ 113,372   $ 59,153                                                            $ 172,525
   Fixed income securities                                  $ 54,581                                                   54,581
   Barclays Equity Funds                                               $ 38,691    $ 5,861     $ 2,941                 47,493
   Barclays Debt Fund                                                                3,129                              3,129
   Barclays Tactical Asset
     Allocations Fund                                                                2,354                              2,354
   Participant loans receivable                                                                           $ 9,101       9,101
   Temporary cash investments             781      2,216         876                                                    3,873
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
         Total Investments            114,153     61,369      55,457     38,691     11,344       2,941      9,101     293,056
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------

 Employee contributions and
   employer contributions
   receivable                           3,628                      8          8                                         3,644
 Due from broker                                                             10                      1                     11
 Fund, plan and other transfers
   receivable-net                                    693                                                       40         733
 Dividends and interest receivable          4          9           6                                                       19
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
         Total Assets                 117,785     62,071      55,471     38,709     11,344       2,942      9,141     297,463
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------

           LIABILITIES
----------------------------------
 Due to broker                                                                           4                                  4
 Fund, plan and other transfers
   payable-net                                                   431        346         27           2                    806
 ESOP loans payable                    13,477                                                                          13,477
 Interest payable on ESOP loans           630                                                                             630
 Administrative expenses payable                                   4          2          1                                  7
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
         Total Liabilities             14,107          -         435        348         32           2          -      14,924
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
 Net Assets Available for Plan
   Benefits                         $ 103,678   $ 62,071    $ 55,036   $ 38,361   $ 11,312     $ 2,940    $ 9,141   $ 282,539
                                    ========== ==========  ========== ==========  =========  ========== ==========  ==========

(a) Participant directed investment fund

See Notes to Financial Statements

SNET BARGAINING UNIT RETIREMENT SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
DECEMBER 31, 1997
(in Thousands)

                                      ESOP      Common     Interest   Domestic             International
                                     Shares     Shares      Income     Equity     Balanced    Equity    Participant
             ASSETS                   Fund     Fund (a)    Fund (a)   Fund (a)    Fund (a)   Fund (a)   Loan Fund     Total
----------------------------------  ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
Investments, at fair value:
   Common shares                     $ 62,330   $ 29,304                                                             $ 91,634
   Fixed income securities                                  $ 53,784                                                   53,784
   Barclays Equity Funds                                               $ 32,684    $ 4,002     $ 2,592                 39,278
   Barclays Debt Fund                                                                2,215                              2,215
   Barclays Tactical Asset
     Allocations Fund                                                                1,562                              1,562
   Participant loans receivable                                                                           $ 7,024       7,024
   Temporary cash investments             815      2,254       1,356                                                    4,425
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
         Total Investments             63,145     31,558      55,140     32,684      7,779       2,592      7,024     199,922
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------

 Employee contributions and
   employer contributions
   receivable                           3,595                                                                           3,595
 Due from broker                                                                        35                                 35
 Fund, plan and other transfers
   receivable-net                                    114                     19                                34         167
 Dividends and interest receivable        548        265           5                                                      818
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
         Total Assets                  67,288     31,937      55,145     32,703      7,814       2,592      7,058     204,537
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------

           LIABILITIES
----------------------------------
 Due to broker                                                               40                                            40
 Fund, plan and other transfers
   payable-net                                                   104                   130           6                    240
 ESOP loans payable                    19,290                                                                          19,290
 Interest payable on ESOP loans           902                                                                             902
 Administrative expenses payable                                   4          2          1                                  7
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
         Total Liabilities             20,192          -         108         42        131           6          -      20,479
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
 Net Assets Available for Plan
   Benefits                          $ 47,096   $ 31,937    $ 55,037   $ 32,661    $ 7,683     $ 2,586    $ 7,058   $ 184,058
                                    ========== ==========  ========== ==========  =========  ========== ==========  ==========

(a) Participant directed investment fund

See Notes to Financial Statements

SNET BARGAINING UNIT RETIREMENT SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1998
(in Thousands)

                                      ESOP      Common     Interest   Domestic             International
                                     Shares     Shares      Income     Equity     Balanced    Equity    Participant
                                      Fund     Fund (a)    Fund (a)   Fund (a)    Fund (a)   Fund (a)   Loan Fund     Total
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
Net Assets Available for
  Plan Benefits, December 31, 1997   $ 47,096   $ 31,937    $ 55,037   $ 32,661    $ 7,683     $ 2,586    $ 7,058   $ 184,058
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------

 Employee contributions                            2,880       3,291      4,028      1,551         661                 12,411
 Employer contributions                 5,873                                                                           5,873
 Transfers of participants'
   balances-net                        (1,657)     3,517      (1,586)    (3,551)       658        (565)      (164)     (3,348)
 Loans to participants                            (1,700)     (2,090)    (1,653)      (441)       (199)     6,083           -
 Participants' loan repayments                     1,117       1,461      1,254        355         131     (4,318)          -
 Participants' loans settled as
   withdrawals                                                                                               (213)       (213)
 Interest on participants' loans                                                                              695         695
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
      Total contributions, transfers
        and loan activity               4,216      5,814       1,076         78      2,123          28      2,083      15,418

 Investment Income:
   Dividends                            1,608        808                                                                2,416
   Interest                                28         82       3,483                                                    3,593
 Net appreciation in
   fair value of investments           53,552     26,640                  6,948      1,940         455                 89,535
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
      Total net additions              59,404     33,344       4,559      7,026      4,063         483      2,083     110,962
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------

 Less:  Distributions to
          participants                  1,452      3,184       4,413      1,236        398         120                 10,803
        Interest expense on
          ESOP loans                    1,368                                                                           1,368
        Administrative expenses             2         26         147         90         36           9                    310
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
 Net increase (decrease)               56,582     30,134          (1)     5,700      3,629         354      2,083      98,481
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
 Net Assets Available for Plan
   Benefits, December 31, 1998      $ 103,678   $ 62,071    $ 55,036   $ 38,361   $ 11,312     $ 2,940    $ 9,141   $ 282,539
                                    ========== ==========  ========== ==========  =========  ========== ==========  ==========

(a) Participant directed investment fund

See Notes to Financial Statements

SNET BARGAINING UNIT RETIREMENT SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1997
(in Thousands)

                                      ESOP      Common     Interest   Domestic              International
                                     Shares     Shares      Income     Equity     Balanced    Equity    Participant
                                      Fund     Fund (a)    Fund (a)   Fund (a)    Fund (a)   Fund (a)   Loan Fund     Total
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
Net Assets Available for
  Plan Benefits, December 31, 1996   $ 28,314   $ 24,596    $ 60,874   $ 20,366    $ 4,624     $ 2,125    $ 6,043   $ 146,942
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------

 Employee contributions                            1,965       3,941      3,381      1,199         651                 11,137
 Employer contributions                 6,876                                                                           6,876
 Transfers of participants'
   balances-net                        (1,287)      (638)     (6,271)     3,654        963        (132)      (297)     (4,008)
 Loans to participants                            (1,001)     (2,124)    (1,258)      (301)       (187)     4,871           -
 Participants' loan repayments                       815       1,696      1,041        276         164     (3,992)          -
 Participants' loans settled as
   withdrawals                                                                                               (145)       (145)
 Interest on participants' loans                                                                              578         578
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
      Total contributions, transfers
        and loan activity               5,589      1,141      (2,758)     6,818      2,137         496      1,015      14,438

 Investment Income:
   Dividends                            2,190      1,056                                                                3,246
   Interest                                31         37       3,589                                                    3,657
 Net appreciation in
   fair value of investments           14,112      6,811                  6,924      1,311          84                 29,242
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
      Total net additions              21,922      9,045         831     13,742      3,448         580      1,015      50,583
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------

 Less:  Distributions to
          participants                  1,239      1,682       6,513      1,381        363         109                 11,287
        Interest expense on
          ESOP loans                    1,899                                                                           1,899
        Administrative expenses             2         22         155         66         26          10                    281
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
 Net increase (decrease)               18,782      7,341      (5,837)    12,295      3,059         461      1,015      37,116
                                    ---------- ----------  ---------- ----------  ---------  ---------- ----------  ----------
 Net Assets Available for Plan
   Benefits, December 31, 1997       $ 47,096   $ 31,937    $ 55,037   $ 32,661    $ 7,683     $ 2,586    $ 7,058   $ 184,058
                                    ========== ==========  ========== ==========  =========  ========== ==========  ==========

(a) Participant directed investment fund

See Notes to Financial Statements

                 SNET BARGAINING UNIT RETIREMENT SAVINGS PLAN
                        NOTES TO FINANCIAL STATEMENTS
                          December 31, 1998 and 1997

1.  Merger of Plan Sponsor

    On October 26, 1998, SBC Communications Inc. ("SBC") and Southern New England Telecommunications Corporation ("SNET") merged, resulting in SNET becoming a wholly-owned subsidiary of SBC. As a result of the merger, each share of SNET common stock issued and outstanding prior to the merger was converted into 1.7568 shares of SBC common stock.

2.  Description of the Plan

    The SNET Bargaining Unit Retirement Savings Plan ("Plan") is a defined contribution plan under the Employee Retirement Income Security Act of 1974. Its purpose is to encourage employees to adopt a regular savings program and to provide additional security for retirement. The Plan is available to regular, temporary and provisionally regular bargaining unit employees of SNET and any of its subsidiaries participating in the Plan (collectively referred to as the "Company") and in active service with at least six months of service.

    The Plan is funded by contributions from employees and the Company. Eligible employees may authorize an allotment of any whole percentage from 1% to 16% of their basic weekly rate of pay ("Pay"), subject to the maximum contributions available under Section 415 of the Internal Revenue Code ("Code"). There are two types of allotments available to eligible employees as follows:

    (a) SAVINGS PLUS - A tax deferred agreement to defer from 1% to 16% of Pay as a Savings Plus Allotment, but not to exceed the Code limit (as adjusted for increases in the consumer price index) in a calendar year.

    (b) REGULAR SAVINGS - 1% to 16% of Pay as an after-tax Regular Savings Allotment.

    In no event can any combination of employee allotments exceed the lesser of 16% of an employee's Pay for the year or the maximum contributions available under Section 415 of the Code. An employee may voluntarily suspend allotments for one or more pay periods ("Voluntary Suspensions").

    Company matching contributions are an amount equal to 66 2/3% of the first 6% of Pay contributed by each participating employee until April 1, 2001. Company matching contributions are made in the form of Employee Stock Ownership Plan ("ESOP") Shares, supplemented as necessary by cash as directed under the terms of the ESOP. If the ESOP shares are no longer available prior to April 1, 2001, company matching contributions will be invested in the same manner as employee contributions.

    Employee contributions, Company contributions and the earnings on these contributions are 100% vested immediately and cannot be forfeited.

    Employees may direct their allotments to be invested in 1% increments totaling 100% in any one or more of the following funds:

        (a) Common Shares Fund;
        (b) Interest Income Fund;
        (c) Domestic Equity Fund;
        (d) Balanced Fund; and
        (e) International Equity Fund.

    Boston Safe Deposit and Trust Company ("Trustee") is the trustee under the Plan, including the ESOP portion of the Plan. PRIMCO Capital Management, Inc. serves as Investment Manager of the Plan's Interest Income Fund. Barclays Global Investors, N.A. ("Barclays") serves as investment manager with respect to the Domestic Equity Fund, Balanced Fund and International Equity Fund. All assets are held by the Trustee; however, at the Company's direction, the Trustee has entered into an agreement with Barclays under which Barclays, as agent for the Trustee, has custody of certain Plan assets in order to effect investment in one or more of the collective investment funds maintained by Barclays.

    Fees   pertaining  to  the  Trustee,   Investment   Management,   and  basic
    recordkeeping and account reconciliation services of the SNET Bargaining Unit Retirement Savings Plan of the Trust are paid from the Trust Fund assets. Expenses of administering the ESOP, including the fees and expenses of the Trustee, are paid by the Company.

    A loan feature is available to employees which permits borrowing up to 50% of the current vested amount (less any ESOP balance and earnings on Savings Plus prior to December 31, 1988) up to $50,000, subject to certain other limits under the Code.

    The above is a brief description of the Plan and is provided for general information purposes only. Participants should refer to the Plan documents for more complete information.

3.  Summary of Significant Accounting Policies

    The Common Shares of SBC and SNET held in the Common Shares Fund and in the ESOP Shares Fund are valued on the basis of the last published sales prices on December 31, 1998 and December 31, 1997 on the composite tapes of the New York Stock Exchange.

    The Plan's fully benefit-responsive investment contracts (i.e., the Interest Income Fund) are carried at the contract value of $54,581,000 (principal plus reinvested interest less distributions to participants). Using quoted market prices when available and a discounted cash flow model for all others, the fair market value of these contracts is $55,656,000 as of December 31, 1998. For the years ended December 31, 1998 and 1997, respectively, the average interest rates earned on these contracts were 6.52% and 6.37%, respectively. At December 31, 1998, the fixed crediting interest rates on these contracts ranged from 4.12% to 14.40%. At December 31, 1997, the fixed crediting interest rates on these contracts ranged from 3.31% to 9.75%.

    Barclays Fund units are valued and certified on December 31, 1998 and December 31, 1997 by Barclays. Barclays determines the unit values on the valuation date by dividing the total closing market value of the fund by the number of units outstanding on the valuation date.

    A Master Trust is maintained in order to consolidate the investment of assets of the Plan and the assets of the SNET Management Retirement Savings Plan. The Trustee maintains separate accounts to reflect the beneficial interest of each of the participating plans in the net assets of the Master Trust.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

4.  Employee Stock Ownership Plan

    In January 1990, an ESOP was established within the Plan. The ESOP borrowed $48 million to acquire 1,234,220 shares of common stock of SNET at market value which will be used to meet the Company's contributions to the Plan from September 1990 through the year 2000. Additionally, $4 million was borrowed from the Company to buy shares. SNET will also make annual cash contributions to the ESOP which, when combined with dividends on the ESOP Shares, will be sufficient to repay the loans plus interest. Additional contributions will be made by SNET when the share allocations are less than SNET's obligation.

    Borrowings of the ESOP are evidenced by loans issued as follows:

                              Maturity         Principal Outstanding as of
                Interest        Date       December 31, 1998   December 31, 1997
                --------     --------      -----------------   -----------------
    Loan 1       9.35%    July 1, 2000      $  1.1 million      $  1.6 million
    Loan 2       9.35%    January 1, 2000   $ 12.4 million      $ 17.7 million

    Payment of debt over the next two years is as follows:

                                    Principal Amount
               Year                  (in Thousands)
             --------              -------------------

               1999                        6,370
               2000                        7,107
                                       ----------
                                        $ 13,477
                                       ==========


    During 1998, the payment of debt released 120,640 SNET shares which were allocated to participants, leaving 423,874 unallocated SBC shares in the ESOP Shares Fund at December 31, 1998. The value of these unallocated shares was $22.7 million at December 31, 1998. The Plan has pledged, as collateral for these loans, the investments in the unallocated ESOP Shares. SNET has guaranteed all principal and interest payments on these loans in the event of default by the Plan.

5.  Tax Status

    The Internal Revenue Service issued a determination letter on March 13, 1997, stating that the Plan and related trust are designed in compliance with applicable sections of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. The Plan administrator has indicated that it will take the necessary steps, if any, to maintain the Plan's qualified status.

6.  Master Trust Allocation

    The Master Trust was established January 1, 1993. The Plan's interest in the assets of the Master Trust is included in the accompanying statements of net assets available for plan benefits with fund information. A summary of the net assets of the Master Trust at December 31 is as follows:

                                              1998             1997
                                         (in Thousands)   (in Thousands)
                                        ---------------   ---------------

       Investments:
          Common Shares Fund               $ 156,890        $  81,573
          Interest Income Fund               162,912          157,346
          Domestic Equity Fund               183,993          157,780
          Balanced Fund                       44,478           30,326
          International Equity Fund           11,335           10,174
                                        ---------------   ---------------
                                             559,608          437,199
       Total receivables                       2,724            1,106
       Total liabilities                      (2,336)            (461)
                                        ---------------   ---------------
          Total net assets of the
            Master Trust                   $ 559,996        $ 437,844
                                        ===============   ===============

    Allocations of net assets of the Master Trust to participating plans are as follows:

                                   December 31, 1998      December 31, 1997
                                   Amount     Percent     Amount     Percent
                                  ----------  ---------  ----------  ---------
       SNET Management
       Retirement Savings Plan    $ 390,276     69.69%   $ 307,940     70.33%

       SNET Bargaining Unit
       Retirement Savings Plan      169,720     30.31%     129,904     29.67%
                                  ----------  ---------  ----------  ---------
                                  $ 559,996    100.00%   $ 437,844    100.00%
                                  ==========  =========  ==========  =========

    At December 31, 1998 and 1997, the following individual investments had a fair value exceeding 5% of the net assets of the Master Trust:

                                                   1998              1997
                                              (in Thousands)    (in Thousands)
                                             ---------------   ---------------
       Common Shares of SBC Corporation        $ 151,115
       Common Shares of SNET Corporation                         $  79,241
       Barclays US Equity Market Fund            183,993           157,780

    The changes in the assets of the Master Trust are as follows:

                                                   1998             1997
                                              (in Thousands)    (in Thousands)
                                             ---------------   ---------------
       Net Assets Available-Beginning           $ 437,844         $ 374,732
                                             ---------------   ---------------
         Employee Contributions                    31,381            28,111
         Transfers of participants'
           balances-net                             1,247               348
         Loans to Participants                    (10,514)          (10,671)
         Participants' Loan Repayments             10,084             9,338
                                             ---------------   ---------------
             Total contributions, transfers
               and loan activity                   32,198            27,126
         Investment Income:
           Dividends                                2,114             2,806
           Interest                                10,140            10,199
         Net appreciation in fair
           value of investments                   112,914            57,953
                                             ---------------   ---------------
             Total net additions                  157,366            98,084
                                             ---------------   ---------------

         Less:  Distributions to
                  Participants                     34,369            34,213
                Administrative expenses               845               759
                                             ---------------   ---------------
         Change in Net Assets                     122,152            63,112
                                             ---------------   ---------------
       Net Assets Available-Ending              $ 559,996         $ 437,844
                                             ===============   ===============

    Master Trust income allocated to the participating plans is as follows:

                                                   1998             1997
                                              (in Thousands)    (in Thousands)
                                             ---------------   ---------------

       Income on Common Shares Fund             $   2,322          $  2,925
       Income on Interest Income Fund               9,932            10,079
       Income on Domestic Equity Fund                                     1
       Net appreciation in fair value
         of investments                           112,914            57,953
                                             ---------------   ---------------
            Net investment income               $ 125,168          $ 70,958
                                             ===============   ===============

    The net appreciation/(depreciation) in fair value of investments in the Master Trust by major investment category is as follows:

                                                   1998             1997
                                              (in Thousands)    (in Thousands)
                                             ---------------   ---------------
       Common Shares Fund                       $  69,105          $ 17,692
       Domestic Equity Fund                        34,390            34,986
       Balanced Fund                                7,574             5,000
       International Equity Fund                    1,845               275
                                             ---------------   ---------------
                                                $ 112,914          $ 57,953
                                             ===============   ===============

    ESOP shares are held in a separate trust ("ESOP Trust") which was established January 22, 1990. The Plan's interest in the assets of this trust is included in the accompanying statements of net assets available for plan benefits with fund information.

    Allocations of net assets of the ESOP Trust to participating plans are as follows:

                                   December 31, 1998      December 31, 1997
                                   Amount     Percent     Amount     Percent
                                 ----------  ---------  ----------  ---------
       SNET Management
       Retirement Savings Plan   $ 174,897     62.78%    $  81,154    63.28%

       SNET Bargaining Unit
       Retirement Savings Plan     103,678     37.22%       47,096    36.72%
                                 ----------  ---------  ----------  ---------
                                 $ 278,575    100.00%    $ 128,250   100.00%
                                 ==========  =========  ==========  =========

7.  Reconciliation to Form 5500

    As of December 31, 1998 and 1997, the Plan had approximately $67,000 and $61,000, respectively, of pending distributions to participants who elected to withdraw from the Plan. These amounts are recorded as a liability in the Plan's Form 5500; however, in accordance with generally accepted accounting principles, these amounts are not recorded as a liability in the accompanying financial statements.

    The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500:

                                                       December 31,
                                                    1998          1997
                                                -------------  -------------
                                                      (in Thousands)
    Net assets available for plan benefits
      per the financial statements                $ 282,539      $ 184,058
    Less: Distributions due to participants             (67)           (61)
                                                -------------  -------------
    Net assets available for plan
      benefits per the Form 5500                  $ 282,472      $ 183,997
                                                =============  =============

    The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                       December 31,
                                                    1998          1997
                                                -------------  -------------
                                                      (in Thousands)
    Benefits paid to participants and
      Participants' loans settled as
      withdrawals per the financial statements     $ 11,016       $ 11,432
    Add: Distributions due to participants -
      current year                                       67             61
    Less: Distributions due to participants -
      prior year                                        (61)           (76)
                                                -------------  -------------
    Benefits paid to participants per the
      Form 5500                                    $ 11,022       $ 11,417
                                                =============  =============

8.  Modification and Termination of Plan

    Although it has not expressed any intent to do so, SNET has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

9.  Significant 1998 Plan Amendments

    Woodbury Telephone Company shall be a Participating Company and its bargaining unit employees are eligible to commence participation in the Plan beginning as soon as administratively feasible on or after January 1, 1999.

    Effective for employees who reach age 70 1/2 after December 31, 1998, the Plan shall not commence distribution of their accounts while they are actively employed by SNET.

10. Subsequent Event

    The Company intends to merge the Plan into the SBC Savings and Security Plan in October 1999.

11. Year 2000 (Unaudited)

    The Company has developed a plan to modify its internal information technology to be ready for the year 2000 and has begun converting critical data processing systems. The project also includes determining whether third party service providers have reasonable plans in place to become year 2000 compliant. The Company currently expects the project to be substantially complete in 1999. The Company does not expect this project to have a significant effect on plan operations.

EIN 06-0542646                                                                ITEM 27a
PN 004
                     SNET BARGAINING UNIT RETIREMENT SAVINGS PLAN
              ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                AS OF DECEMBER 31,1998
                                (Dollars in Thousands)

                                      Description of Investment
                                   --------------------------------
                                    Annuity
Identity of issue, borrower,        Contract   Maturity    Rate of            Current
lessor or similar party             Number       Date      Interest    Cost    Value*
--------------------------------------------------------------------------------------

INTEREST INCOME FUND
Aetna Life Insurance Co.               14608  Dec-30-01     7.93%   $  2,338  $  2,338
Allstate Life Ins. Co.                 31068  Jul-01-01     6.08%      1,884     1,884
Bankers Trust (Del) BASIC          97-891THT  Dec-30-01     6.22%      5,634     5,634
Canada Life Assurance Co.              45846  May-06-99     7.05%      1,373     1,373
Continental Assurance Co.          25717-101  Jul-01-03     5.75%      2,859     2,859
Continental Assurance Co.          630-05574  Sep-01-03     5.73%      3,966     3,966
Continental Assurance Co.          630-05791  Jun-30-00     6.49%      2,279     2,279
Continental Assurance Co.              12946  Feb-01-99     5.44%      2,168     2,168
Jackson National Life                   1062  Dec-30-01     5.82%      3,271     3,271
John Hancock Mutual Life              7593-1  May-01-07     6.34%      3,822     3,822
John Hancock Mutual Life                8862  Feb-01-02     4.12%      1,344     1,344
Mass Mutual Life Ins. Co.              10484  Jul-05-02     6.98%      1,574     1,574
MBL Life Assurance Corp.            9-5018-2  Jun-30-99     5.10%        316       316
MBL Life Assurance Corp.            9-5018-4  Jun-30-99     5.10%        159       159
MBL Life Assurance Corp.            6-5018-2  Jun-30-99    14.40%      2,590     2,590
MBL Life Assurance Corp.            6-5018-4  Jun-30-99    14.40%      1,303     1,303
Metropolitan Life Ins Co.              13707  Mar-15-99     6.24%      1,341     1,341
Monumental Life Ins Co.            0035TR-12  Jan-19-04     5.38%      9,497     9,497
Prudential Ins Co. of Amer.           6701-3  Nov-20-00     8.30%        194       194
State Street Bank and Trust            98246  Dec-30-01     4.37%      2,360     2,360
Transamerica Life & Annuity            76550  Nov-15-04     5.96%      3,303     3,303
United of Omaha Life Ins.              11473  Dec-14-01     5.95%      1,006     1,006
                                                                    --------  --------
Total Portfolio                                                       54,581    54,581
Temporary Cash Investments                                               876       876
                                                                    --------  --------
TOTAL INTEREST INCOME FUND                                          $ 55,457  $ 55,457
                                                                    --------  --------


*Represents contract value. Using quoted market prices when available and a discounted cash flow model for all others, the fair market value of these contracts is $55.7 million.

EIN 06-0542646                                                                ITEM 27a
 PN 004
                     SNET BARGAINING UNIT RETIREMENT SAVINGS PLAN
              ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                AS OF DECEMBER 31, 1998
                                (Dollars in Thousands)

                                          Description of Investment
                                        ----------------------------
 Identity of issue, borrower,             Number of Shares/Principal             Current
 lessor or similar party                  Amount or Rate of Interest    Cost      Value
------------------------------------------------------------------------------------------
 ESOP SHARES FUND
   Common Shares of SBC Corporation*               2,114,158         $  46,086  $ 113,372
   Temporary Cash Investments                                              781        781
                                                                     ---------  ---------
 TOTAL ESOP SHARES FUND                                              $  46,867  $ 114,153
                                                                     ---------  ---------

 COMMON SHARES FUND
   Common Shares of SBC Corporation*               1,103,094         $  29,238  $  59,153
   Temporary Cash Investments                                            2,216      2,216
                                                                     ---------  ---------
 TOTAL COMMON SHARES FUND                                            $  31,454  $  61,369
                                                                     ---------  ---------

 DOMESTIC EQUITY FUND
   Barclays US Equity Market Fund                  1,459,282         $  22,408  $  38,691
                                                                     ---------  ---------
 TOTAL DOMESTIC EQUITY FUND                                          $  22,408  $  38,691
                                                                     ---------  ---------

 BALANCED FUND
   Barclays Equity Index Fund                        153,866         $   3,948  $   5,861
   Barclays US Debt Index Fund                       187,109             2,758      3,129
   Barclays Tactical Asset Allocations Fund           78,812             1,676      2,354
                                                                     ---------  ---------
 TOTAL BALANCED FUND                                                 $   8,382  $  11,344
                                                                     ---------  ---------

 INTERNATIONAL EQUITY FUND
   Barclays Europe FX UK Equity Index Fund            65,178         $   1,069  $   1,538
   Barclays MSCI Equity Index Fund Japan              94,636               697        619
   Barclays MSCI Equity Index Fund UK                 27,390               462        620
   Barclays Pac EX Japan Equity Index Fund            18,752               196        164
                                                                     ---------  ---------
 TOTAL INTERNATIONAL EQUITY FUND                                     $   2,424  $   2,941
                                                                     ---------  ---------

 TOTAL PARTICIPANT LOAN FUND *                 7.0% to 11.5%                    $   9,101
                                                                                ---------
 TOTAL INVESTMENTS                                                   $ 166,992  $ 293,056
                                                                     =========  =========

 * Indicates a party-in-interest to the Plan.

                 SNET BARGAINING UNIT RETIREMENT SAVINGS PLAN
                         EIN 06-0542646, Plan No. 004

                ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                            (Dollars in Thousands)


                                                                                 Expense
                                                                                Incurred
Number of        Party Involved/                Purchase    Selling  Lease        with     Cost of   Current   Net Gain
Transactions     Security Description             Price      Price    Rental   Transaction   Asset     Value   or (Loss)
--------------------------------------------------------------------------------------------------------------------------

Category (iii) transactions

137 Purchases    Southern New England             $ 11,293                                             $ 11,293
23 Sales         Telecommunications Corp. *                 $ 11,656                          $ 6,723  $ 11,656   $ 4,933

298 Purchases    TBC Inc. Pooled Employee Fund    $ 39,212                                             $ 39,212
219 Sales        Daily Liquidity Fund                       $ 39,284                         $ 39,284  $ 39,284


* Indicates a party-in-interest to the Plan.





There were no category (i), (ii) or (iv) transactions.

                    SNET BARGAINING UNIT RETIREMENT SAVINGS PLAN



                                   EXHIBIT INDEX


Exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.



Exhibit                                                        Sequential
Number                                                         Page Number


4.1 Contract dated January 1, 1989 as supplemented by riders dated January 5, 1989 between The Mutual
        Benefit Life  Insurance  Company and Bankers  Trust
        Company, former Trustee of the Plan (Exhibit 4-G to
        Form SE dated 7/30/90-2, File No. 1-9157)

4.2     Group Annuity Contract RGA-95018 effective April 29,
        1994  issued  by  Mutual   Benefit  Life  Insurance
        Company in Rehabilitation to Boston Safe Deposit and Trust Company as Trustee of the SNET Savings Plan Master Trust (Exhibit 4.2 to Form 11-K for the SNET Bargaining Unit Retirement Savings Plan for the plan year ended December 31, 1995 filed as
        Exhibit  99b to  Form SE  dated  6/6/96,  File  No.
        1-9157).

4.3     Group Annuity Contract WGA-65018 effective April 29,
        1994  issued  by  Mutual   Benefit  Life  Insurance
        Company in Rehabilitation to Boston Safe Deposit and Trust Company (Exhibit 4.3 to Form 11-K for the SNET Bargaining Unit Retirement Savings Plan for the plan year ended December 31, 1995 filed as
        Exhibit  99a to  Form SE  dated  6/6/96,  File  No.
        1-9157).


23-a    Consent of Ernst & Young LLP

23-b    Consent of Arthur Andersen LLP

                                                                  Exhibit 23-a
                                                            Form 11-K for 1998
                                                               File No. 1-8610

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-66105) pertaining to the SNET Bargaining Unit Retirement Savings Plan of our report dated May 26, 1999, with respect to the financial statements and supplemental schedules of the SNET Bargaining Unit Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




                                    ERNST & YOUNG  LLP


Stamford, Connecticut
June 24, 1999

                                                                  Exhibit 23-b
                                                            Form 11-K for 1998
                                                               File No. 1-8610

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 5, 1998 included in this SNET Bargaining Unit Retirement Savings Plan Form 11-K, into SBC Communications Inc.'s previously filed Form S-8 Registration Statement No. 333-66105.



                                          Arthur Andersen LLP

Stamford, Connecticut
June 24, 1999